Exhibit 99.1

Southern First Reports Results for 2017

Greenville, South Carolina, January 23, 2018 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to common shareholders of $2.1 million, or $0.27 per diluted share, for the fourth quarter of 2017. In comparison, net income available to common shareholders was $3.3 million, or $0.49 per diluted share, for the fourth quarter of 2016. For the year ended December 31, 2017, net income to common shareholders was $13.0 million, or $1.76 per diluted share, compared to net income to common shareholders of $13.0 million, or $1.94 per diluted share for the year ended December 31, 2016. Included in net income available to common shareholders for the 2017 periods, is $2.4 milliona, or $0.32 per diluted share, of income tax expense related to the revaluation of our deferred tax asset as a result of the Tax Cuts and Jobs Act (“Tax Act”). Excluding the deferred tax adjustment, net income was $4.5 million and $15.5 million, or $0.59 and $2.10 per diluted share, for the three and twelve months ended December 31, 2017.

2017 Fourth Quarter Highlights
●	Net income to common shareholders of $2.1 million for Q4 2017, compared to $3.3 million for Q4 2016
●	Total loans increased 19% to $1.39 billion at Q4 2017, compared to $1.16 billion at Q4 2016
●	Total deposits increased 27% to $1.38 billion at Q4 2017, compared to $1.09 billion at Q4 2016
●	Efficiency ratio improved to 54.6% for Q4 2017, compared to 59.6% for Q4 2016
●	Deferred tax asset adjustment of $2.44 million due to new federal corporate tax rate of 21%

“I am proud of our Southern First team and our accomplishments in 2017 as we report record growth in both loans and deposits for the year,” stated Art Seaver, the company’s Chief Executive Officer. “We have made tremendous progress in building client relationships and telling our story through our expansion to the Atlanta region and relocation of our Raleigh office to its permanent location. We are heading into the new year with significant momentum throughout our company.”

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$2,080	4,250	3,604	3,112	3,291
Earnings per common share, diluted	0.27	0.55	0.49	0.46	0.49
Total revenue(1)	15,789	15,851	14,915	13,658	13,423
Net interest margin (tax-equivalent)(2)	3.59%	3.60%	3.49%	3.61%	3.63%
Return on average assets(3)	0.52%	1.09%	0.97%	0.92%	1.00%
Return on average equity(3)	5.50%	11.60%	10.92%	11.27%	12.14%
Efficiency ratio(4)	54.61%	55.55%	58.75%	61.21%	59.64%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,387,070	1,327,739	1,299,827	1,218,680	1,163,644
Total deposits	1,381,123	1,342,577	1,297,911	1,211,274	1,091,151
Core deposits(6)	1,221,363	1,160,906	1,085,687	1,001,069	937,492
Total assets	1,624,625	1,557,684	1,539,226	1,467,938	1,340,908
Holding Company Capital Ratios(7):
Total risk-based capital ratio	13.27%	13.58%	13.42%	11.93%	12.11%
Tier 1 risk-based capital ratio	12.11%	12.38%	12.21%	10.68%	10.86%
Leverage ratio	10.26%	10.36%	10.43%	9.21%	9.42%
Common equity tier 1 ratio(8)	11.15%	11.37%	11.19%	9.58%	9.71%
Tangible common equity(9)	9.21%	9.47%	9.27%	7.74%	8.19%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.46%	0.39%	0.37%	0.47%	0.46%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.10%	0.08%	0.07%	0.02%	0.10%
Allowance for loan losses as a percentage of loans(5)	1.12%	1.17%	1.19%	1.25%	1.28%
Allowance for loan losses as a percentage of nonaccrual loans	212.60%	278.05%	293.75%	247.43%	270.95%
a Amount represents the estimated impact of the Tax Act, which may change as additional guidance and information become available.

Operating Results
Net interest margin for the fourth quarter of 2017 was 3.59%, compared to 3.63% for the fourth quarter of 2016. During the fourth quarter of 2017, our average interest-earning assets increased by $262.6 million, compared to the fourth quarter of 2016, while the yield on our interest-earning assets remained stable. In comparison, our average interest-bearing liabilities increased by $176.1 million during the fourth quarter of 2017, compared to the fourth quarter of 2016, while the cost of these liabilities increased by seven basis points. The increase in the cost of our interest-bearing liabilities drove the four basis point decrease in the net interest margin for the 2017 period as compared to 2016.

Noninterest income was $2.2 million and $2.1 million for the three months ended December 31, 2017 and 2016, respectively. For the year ended December 30, 2017 and 2016, noninterest income was $9.3 million and $10.8 million, respectively. The decrease in noninterest income during the twelve-month period ended December 31, 2017 relates primarily to a decrease in mortgage banking revenue during the 2017 periods, combined with a $431 thousand gain on sale of investment securities in the first quarter of 2016. Specifically, mortgage banking revenue was $1.1 million and $5.2 million for the three and twelve months ended December 31, 2017, respectively, and $1.2 million and $6.8 million for the three and twelve months ended December 31, 2016, respectively.

Noninterest expense was $8.6 million and $8.0 million for the three months ended December 31, 2017 and 2016, respectively, and $34.6 million and $31.2 million for the twelve months ended December 31, 2017 and 2016, respectively. The increase in noninterest expense during the three- and twelve-month periods ended December 31, 2017 relates primarily to increases in compensation and benefits, occupancy, and outside service and data processing costs, partially offset by a decrease in real estate owned expenses. Included in noninterest expense are mortgage banking expenses of $884 thousand and $3.7 million for the three and twelve months ended December 31, 2017, respectively, and $980 thousand and $4.5 million for the three and twelve months ended December 31, 2016, respectively.

During the three months ended December 31, 2017, we recorded total credit costs of $690 thousand, including a $500 thousand provision for loan losses and $190 thousand of expenses related to the sale and management of other real estate owned. In addition, we had net charge-offs for the fourth quarter of 2017 of $556 thousand, or 0.17% of average loans, annualized. During the three months ended December 31, 2016, our total credit costs were $765 thousand, including a $275 thousand provision for loan losses and $490 thousand of expenses related to the sale and management of other real estate owned. Net loan recoveries for the fourth quarter of 2016 were $102 thousand. For the year ended December 31, 2017 and 2016, total credit costs were $2.2 million and $3.5 million, respectively. Our allowance for loan losses was $15.5 million, or 1.12% of loans, at December 31, 2017, which provides approximately 213% coverage of nonaccrual loans, compared to $14.9 million, or 1.28% of loans, and approximately 271% coverage of nonaccrual loans at December 31, 2016.

Nonperforming assets were $7.5 million, or 0.46% of total assets, as of December 31, 2017. Comparatively, nonperforming assets were $6.1 million, or 0.46% of total assets, at December 31, 2016. Of the $7.5 million in total nonperforming assets as of December 31, 2017, nonperforming loans represent $7.3 million and other real estate owned represents $242 thousand. Classified assets improved to 10% of tier 1 capital plus the allowance for loan losses at December 31, 2017, compared to 13% at December 31, 2016.

Gross loans were $1.4 billion, excluding mortgage loans held for sale, as of December 31, 2017, compared to $1.2 billion at December 31, 2016. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $1.2 billion at December 31, 2017 compared to $937.5 million at December 31, 2016.

Shareholders’ equity totaled $149.7 million as of December 31, 2017, compared to $109.9 million at December 31, 2016. As of December 31, 2017, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		4th Qtr	Twelve Months Ended		YTD
	December 31		2017-2016	December 31		2017-2016
(in thousands, except per share data)	2017	2016	% Change	2017	2016	% Change
Earnings Summary
Interest income	$16,364	13,447	21.7%	61,209	51,191	19.6%
Interest expense	2,756	2,148	28.3%	10,333	8,192	26.1%
Net interest income	13,608	11,299	20.4%	50,876	42,999	18.3%
Provision for loan losses	500	275	81.8%	2,000	2,300	(13.0)%
Noninterest income	2,181	2,124	2.7%	9,337	10,846	(13.9)%
Noninterest expense	8,623	8,006	7.7%	34,552	31,176	10.8%
Income before provision for income taxes	6,666	5,142	29.6%	23,661	20,369	16.2%
Income tax expense	4,586	1,851	147.8%	10,616	7,333	44.8%
Net income available to common shareholders	$2,080	3,291	(36.8)%	13,045	13,036	0.1%
Basic weighted average common shares	7,304	6,376	14.6%	7,006	6,318	10.9%
Diluted weighted average common shares	7,697	6,776	13.6%	7,393	6,721	10.0%
Earnings per common share – Basic	$0.29	0.52	(44.2)%	1.86	2.06	(9.7)%
Earnings per common share – Diluted	0.27	0.49	(44.9)%	1.76	1.94	(9.3)%

	Quarter Ended		4th Qtr	Quarter Ended
	December 31		2017-2016	September 30	June 30	March 31
(in thousands, except per share data)	2017	2016	% Change	2017	2017	2017
Balance Sheet Highlights
Assets	$1,624,625	1,340,908	21.2%	1,557,684	1,539,226	1,467,938
Investment securities	72,065	70,222	2.6%	81,504	85,410	68,359
Mortgage loans held for sale	11,790	7,801	51.1%	9,124	11,480	7,452
Loans	1,387,070	1,163,644	19.2%	1,327,739	1,299,829	1,218,680
Allowance for loan losses	15,523	14,855	4.5%	15,579	15,444	15,287
Other real estate owned	242	639	(62.1)%	420	428	669
Noninterest bearing deposits	295,680	235,538	25.5%	272,758	271,669	253,320
Interest bearing deposits	1,085,443	855,613	26.9%	1,069,819	1,026,242	957,954
Total deposits	1,381,123	1,091,151	26.6%	1,342,577	1,297,911	1,211,274
Other borrowings	67,200	115,200	(41.7)%	39,200	73,200	117,700
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	149,686	109,872	36.2%	147,449	142,736	113,566
Total shareholders’ equity	149,686	109,872	36.2%	147,449	142,736	113,566
Common Stock
Book value per common share	$20.37	17.00	19.8%	20.15	19.52	17.53
Stock price:
High	42.90	36.15	18.7%	37.45	37.05	37.20
Low	36.75	26.00	41.3%	33.50	31.75	32.30
Period end	41.25	36.00	14.6%	36.35	37.05	32.65
Common shares outstanding	7,348	6,464	13.7%	7,319	7,314	6,480
Other
Loans to deposits(5)	100.43%	106.64%	(5.8)%	98.89%	100.15%	100.61%
Team members	198	179	10.6%	198	199	184
Average Balances
Loans(5)	$1,351,355	1,134,613	19.1%	1,314,061	1,250,077	1,206,088
Deposits	1,369,547	1,062,634	28.9%	1,328,481	1,263,844	1,119,043
Assets	1,589,206	1,309,696	21.3%	1,549,875	1,495,312	1,377,362
Equity	149,928	107,832	39.0%	145,294	132,380	111,966
Footnotes to tables:
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized for the respective three month period.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	December 31, 2017 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10)	Includes loans held for sale.

ASSET QUALITY MEASURES

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2017	2017	2017	2017	2016
Nonperforming Assets
Commercial
Owner occupied RE	$-	244	245	266	276
Non-owner occupied RE	1,581	2,049	2,205	2,514	2,711
Construction	-	-	-	-	-
Commercial business	910	1,116	1,324	1,616	686
Consumer
Real estate	992	1,267	534	541	550
Home equity	1,145	195	197	257	256
Construction	-	-	-	-	-
Other	1	2	4	5	13
Nonaccruing troubled debt restructurings	2,673	730	749	979	990
Total nonaccrual loans	7,302	5,603	5,258	6,178	5,482
Other real estate owned	242	420	428	669	639
Total nonperforming assets	$7,544	6,023	5,686	6,847	6,121
Nonperforming assets as a percentage of:
Total assets	0.46%	0.39%	0.37%	0.47%	0.46%
Total loans	0.54%	0.45%	0.44%	0.56%	0.53%
Accruing troubled debt restructurings	$5,145	6,954	6,010	5,795	5,675

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2017	2017	2017	2017	2016
Allowance for Loan Losses
Balance, beginning of period	$15,579	15,444	15,287	14,855	14,478
Loans charged-off	(676)	(399)	(373)	(190)	(186)
Recoveries of loans previously charged-off	120	34	30	122	288
Net loans charged-off	(556)	(365)	(343)	(68)	102
Provision for loan losses	500	500	500	500	275
Balance, end of period	$15,523	15,579	15,444	15,287	14,855
Allowance for loan losses to gross loans	1.12%	1.17%	1.19%	1.25%	1.28%
Allowance for loan losses to nonaccrual loans	212.60%	278.05%	293.75%	247.43%	270.95%
Net charge-offs to average loans QTD (3)	0.17%	0.11%	0.11%	0.02%	(0.04)%

LOAN COMPOSITION

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2017	2017	2017	2017	2016
Commercial
Owner occupied RE	$316,818	317,262	310,696	288,300	285,938
Non-owner occupied RE	312,798	301,360	292,001	258,449	239,574
Construction	51,179	32,332	42,447	36,889	33,393
Business	226,158	214,898	212,703	208,590	202,552
Total commercial loans	906,953	865,852	857,847	792,228	761,457
Consumer
Real estate	273,050	250,483	233,401	230,695	215,588
Home equity	156,141	150,371	147,091	143,673	137,105
Construction	28,351	38,766	39,758	31,535	31,922
Other	22,575	22,267	21,732	20,549	17,572
Total consumer loans	480,117	461,887	441,982	426,452	402,187
Total gross loans, net of deferred fees	1,387,070	1,327,739	1,299,829	1,218,680	1,163,644
Less—allowance for loan losses	(15,523)	(15,579)	(15,444)	(15,287)	(14,855)
Total loans, net	$1,371,547	1,312,160	1,284,385	1,203,393	1,148,789

DEPOSIT COMPOSITION

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2017	2017	2017	2017	2016
Non-interest bearing	$295,680	272,758	271,669	253,320	235,538
Interest bearing:
NOW accounts	229,945	209,607	226,724	228,640	234,949
Money market accounts	545,029	533,575	452,385	391,923	345,117
Savings	16,298	15,659	15,345	15,688	14,942
Time, less than $100,000	55,461	54,133	51,328	49,367	48,638
Time and out-of-market deposits, $100,000 and over	238,710	256,845	280,460	272,336	211,967
Total deposits	$1,381,123	1,342,577	1,297,911	1,211,274	1,091,151

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		4th Qtr	Quarter Ended
	December 31		2017-2016	September 30	June 30	March 31
(dollars in thousands)	2017	2016	% Change	2017	2017	2017
Noninterest income
Mortgage banking income	$1,089	1,152	(5.5)%	1,403	1,603	1,057
Service fees on deposit accounts	283	269	5.2%	324	284	278
Income from bank owned life insurance	220	183	20.2%	224	183	183
Gain on sale of investment securities	3	-	-	-	1	-
Loss on disposal of fixed assets	-	-	-	-	(50)	-
Other income	586	520	12.7%	591	542	533
Total noninterest income	$2,181	2,124	2.7%	2,542	2,563	2,051
Noninterest income to average assets (3)	0.54%	0.65%	(16.9)%	0.65%	0.68%	0.59%

Noninterest expense
Compensation and benefits	$5,295	4,616	14.7%	5,698	5,525	5,273
Occupancy	1,079	912	18.3%	1,043	1,033	967
Other real estate owned expenses	190	490	(61.2)%	28	(3)	13
Data processing and related costs	796	738	7.9%	794	823	745
Insurance	301	284	6.0%	258	297	289
Professional fees	333	344	(3.2)%	334	382	313
Marketing	131	181	(27.6)%	199	196	210
Other	498	441	12.9%	452	510	550
Total noninterest expenses	$8,623	8,006	7.7%	8,806	8,763	8,360
Noninterest expense to average assets (3)	2.15%	2.43%	(11.5)%	2.25%	2.32%	2.41%

AVERAGE YIELD/RATE

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
			Yield/Rate(3)
Interest-earning assets
Federal funds sold	1.29%	1.31%	1.10%	0.78%	0.56%
Investment securities, taxable	1.95%	2.05%	2.02%	2.06%	1.88%
Investment securities, nontaxable	3.91%	3.67%	3.94%	4.04%	3.95%
Loans(10)	4.59%	4.59%	4.55%	4.52%	4.53%
Total interest-earning assets	4.31%	4.31%	4.21%	4.34%	4.31%
Interest-bearing liabilities
NOW accounts	0.16%	0.18%	0.19%	0.18%	0.15%
Savings & money market	0.90%	0.84%	0.74%	0.58%	0.46%
Time deposits	1.21%	1.08%	0.99%	0.89%	0.84%
Total interest-bearing deposits	0.84%	0.78%	0.70%	0.58%	0.50%
FHLB advances and other borrowings	3.36%	3.50%	3.87%	3.28%	3.44%
Junior subordinated debentures	3.49%	3.43%	3.32%	3.15%	3.03%
Total interest-bearing liabilities	0.96%	0.93%	0.95%	0.94%	0.89%
Net interest spread	3.35%	3.38%	3.26%	3.40%	3.42%
Net interest income (tax equivalent) / margin	3.59%	3.60%	3.49%	3.61%	3.63%

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in 11 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as Raleigh, North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $1.6 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com